SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the Registrant [X]
         Filed by a party other than the Registrant [ ]
         Check the appropriate box:
     [ ] Preliminary Proxy Statement [ ] Confidential, For Use of the Commission
                                         Only (as permitted by
     [X] Definitive Proxy Statement      Rule 14a-6(e)(2))

     [ ] Definitive Additional Materials

     [ ] Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12
                                NETCENTIVES INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] $125 per Exchange Act Rules 0-11(C)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
     [ ] Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                                NETCENTIVES INC.

                    Notice of Annual Meeting of Stockholders

                           To Be Held on June 6, 2001

     The Annual Meeting of Stockholders (the "Annual Meeting") of Netcentives Inc., a Delaware corporation (the "Company"), will be held at the principal executive offices of the Company, located at 475 Brannan Street, San Francisco, California on Wednesday, June 6, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To elect three (3) Class II directors to serve until the 2003 Annual Meeting.

     2. To approve the amendment of the Company's 1996 Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under such plan by 3,000,000 shares, to 15,171,400 shares.

     3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

     The Board of Directors has fixed the close of business on April 18, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                           By Order of the Board of Directors,

                                           John F. Longinotti
                                           Executive Vice President, COO and CFO
San Francisco, California
May 2, 2001

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                                    IMPORTANT
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WHETHER  OR NOT YOU PLAN TO ATTEND  THE  MEETING,  PLEASE  SIGN AND  RETURN  THE
ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
--------------------------------------------------------------------------------

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                         THANK YOU FOR ACTING PROMPTLY.
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





                                NETCENTIVES INC.
                               475 Brannan Street
                         San Francisco, California 94107

                                 PROXY STATEMENT

General

     This Proxy Statement is furnished in connection with the solicitation by Netcentives Inc., a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of the Company, located at 475 Brannan Street, San Francisco, California 94107 on Wednesday, June 6, 2001 at 10:00 a.m., local time, and any adjournment or postponement thereof.

     This Proxy  Statement,  the enclosed  proxy card and the  Company's  Annual
Report on Form 10-K for the fiscal year ended December 31, 2000 were first mailed to stockholders entitled to vote at the meeting on or about May 2, 2001.

     The Company will furnish its Annual Report for the year ended December 31, 2000, without charge, to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, directed to John F. Longinotti, Netcentives Inc., 475 Brannan Street, San Francisco,
California 94107, telephone number (415) 538-1888. In addition, the Annual Report is available in a printable format at the Company's website located at www.netcentives.com.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
John F. Longinotti) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

     The close of business on April 18, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 43,185,999 shares of common stock outstanding and held of record by approximately 504 stockholders.

Voting and Solicitation

     Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

     Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the election of directors, FOR the amendment of the 1996 stock option plan (except in the case of broker non-votes described below), FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

     The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

Board Composition

     The Company currently has authorized seven directors. In accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, the terms of office of the directors are divided into two classes: Class II, whose term will expire at the Annual Meeting and Class I, whose term will expire at the Annual Meeting of stockholders to be held in 2002 or special meeting held in lieu thereof. The current Class II directors are Eric Larsen, West Shell, III and Wendell G. Van Auken, and the Class I directors are Stewart Alsop, Tom Byers, Michael Solomon and Virginia M. Turezyn. At each Annual Meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the second Annual Meeting following election or special meeting held in lieu thereof.

     In addition, the Company's Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of one-half of the directors. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of the Company.

     Sergio Zyman, a former Class II director, resigned from the Board of Directors as of December 31, 2000. Eric Larsen was elected to hold Mr. Zyman's Class II seat on the Board as of January 2, 2001 in accordance with the Company's Amended and Restated Certificate of Incorporation.

Nominees

     At the Annual Meeting, the stockholders will elect three (3) directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

     Assuming a quorum is present, the three (3) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class II directors of the Company for the ensuing two years. Unless marked otherwise, proxies received will be voted FOR the election of each of the three (3) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     The names of the nominees, their ages as of May 2, 2001, and certain other information about them are set forth below:

Name of Nominee           Age      Position with Company       Director Since
---------------           ---      ---------------------       --------------
Eric Larsen               48       Chief Executive Officer,         2001
                                   President and Director
West Shell, III           48       Chairman of the Board of         1997
                                   Directors
Wendell G. Van Auken      56       Director                         1997

     There are no family relationships among any of the directors or executive officers of the Company.

     Mr. Larsen joined Netcentives as President and was elected to the Board of Directors in January 2001. Since March 30, 2001, Mr. Larsen has served as the President and Chief Executive Officer of the Company. Prior to joining Netcentives, Mr. Larsen held the position of President with Impiric, formerly Wunderman Cato Johnson, the world's largest integrated marketing solutions company, which he joined in 1998. From 1996 to 1998, Mr. Larsen served as vice president of Global Client Care at Gateway Computers. From 1995 to 1996, Mr. Larsen co-founded M(2) Communications. From 1987 to 1995, Mr. Larsen was employed at Apple Computer where he spent nine years in various capacities, including serving as marketing director for Apple's North American Customer Communications division and as a regional sales manager. Mr. Larsen received his undergraduate education from the University of Iowa.

     Mr. Shell was elected to the Company's Board of Directors in January 1997 and as Chairman of the Board of Directors in July 1999. He served as the Company's Chief Executive Officer from June 1997 until March 30, 2001. In 1986, Mr. Shell founded Pacific Marketing Group (subsequently Highway One Communications), a marketing firm, and acted as its Managing Partner until November 1996. Prior to founding Pacific Marketing Group, Mr. Shell held marketing positions at Atari Corp., a video game manufacturer, Johnson & Johnson, a healthcare products company, and Grey Advertising Inc., an advertising agency. Mr. Shell holds a B.S. in Business Administration from the University of Vermont.

     Mr. Van Auken has served as a director of Netcentives since September 1997. Mr. Van Auken has been a General Partner of the Mayfield Fund, a venture capital firm, since October 1986. Prior to joining Mayfield, Mr. Van Auken was an officer, founder or chief executive officer of three start-ups in three different technology-oriented fields. Mr. Van Auken serves as a director of Advent Software, Inc., a portfolio management software company and Montgomery Street Income Securities Inc., a closed-end bond fund. Mr. Van Auken holds a B.E.E. from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

Other Directors

     The names of the other directors of the Company, their ages as of May 2, 2001, and certain other information about them are set forth below:

Name of Director          Age      Position with Company       Director Since
----------------          ---      ---------------------       --------------
Stewart Alsop             49       Director                         1997
Tom Byers, Ph.D.          48       Director                         1998
Michael Solomon           49       Director                         2000
Virginia M. Turezyn       43       Director                         1996


     Mr. Alsop has served as a director of Netcentives since September 1997. Mr. Alsop has been a General Partner at New Enterprise Associates, a venture capital investment firm, since November 1998. Mr. Alsop was a Venture Partner at New Enterprise Associates from June 1996 to November 1998. From June 1991 to June 1996, Mr. Alsop served as Senior Vice President and Editor in Chief of InfoWorld Publishing Company, Inc., which publishes InfoWorld, a weekly newspaper for information-technology professionals. Prior to 1991, Mr. Alsop founded Industry Publishing Company, a publisher of computer industry newsletters. Mr. Alsop also serves on the board of directors of Be Inc. and TiVo Inc. Mr. Alsop holds a B.A. in English from Occidental College.

     Dr. Byers has served as a director of Netcentives since December 1998. Dr. Byers has been an Associate Professor at Stanford University and the founding Director of the Stanford Technology Ventures Program since July 1995. He also currently serves as the Director of the AEA/Stanford Executive Institute, a professional development program for high technology executives. From January 1994 to June 1995, Dr. Byers was a Lecturer at the University of California at Berkeley's Haas School of Business. Dr. Byers also serves on the board of directors of Visio Corporation, a graphics software company. Dr. Byers holds a B.S. in Industrial Engineering and Operations Research, and an M.B.A. and Ph.D. in Business Administration from the University of California, Berkeley.

     Mr. Solomon has served as a director of Netcentives since May 2000. Mr. Solomon has been a partner at the venture partnership Mohr, Davidow Ventures since 1996. He has served as a board member with a number of his partnership's portfolio companies, including Brigade Solutions, Collabra, IC Verify and Telocity. Prior to his involvement in Internet start-up companies, from 1985 until 1989 Mr. Solomon was the Vice President of Sales and Marketing of Aldus Corp. Mr. Solomon earned a bachelor's degree in Business Administration from Kent State University.

     Ms. Turezyn has served as a director of Netcentives since November 1996. Ms. Turezyn is a co-founder and Managing Member of Infinity Capital, a venture capital firm founded in September 1999. She also co-founded Information Technology Ventures, a venture capital firm, in September 1994 and has served as a General Partner from that time to the present. From April 1982 to September 1994, she served in a variety of capacities at Morgan Stanley & Company, Inc., including most recently as a Vice President in the Venture Capital Group. Ms. Turezyn also serves on the Board of Directors of Viador, Inc., a software company. Ms. Turezyn holds a B.A. in Accounting from Queens College and is a Certified Public Accountant.


Meetings and Committees of the Board of Directors

     During the period from January 1, 2000 through December 31, 2000 (the "last fiscal year"), the Board met six times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she served. The Board has an Audit Committee and a Compensation Committee.

     The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations that are intended to be included in the Company's proxy statement for the 2002 Annual Meeting must be submitted no later than December 26, 2001. See "Deadline for Receipt of Stockholder Proposals for 2002 Annual Meeting."

     The Audit Committee consists of directors Solomon, Turezyn and Van Auken, three of the Company's non-employee directors, and held five meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

     The Compensation Committee consists of directors Alsop, Byers, Solomon and Turezyn, and held six meetings during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1996 Stock Option Plan, 1999 Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan.

     Sergio Zyman, who resigned as a director effective December 31, 2000, was a member of both the Compensation and Audit Committees until his resignation. Mr. Zyman is the owner of the Zyman Group, which performed certain consulting work for the Company during fiscal 2000, totaling $87,500, which is in excess of the $60,000 threshold set by Nasdaq regarding independence.

Compensation of Directors

     The Company`s directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or its committees. The Company's directors are generally eligible to participate in the Company's 1996 Stock Option Plan and, if a director is an employee of Netcentives, to participate in the Company's 1999 Employee Stock Purchase Plan. Directors who are not employees will also receive periodic stock option grants under the Company's 1999 Directors' Stock Option Plan. The Directors' Stock Option Plan provides for an initial grant of an option to purchase 40,000 shares of common stock to each nonemployee director who has not received a grant under the 1996 Stock Option Plan during the twelve months preceding the effective date of the Directors' Stock Option Plan, and to each person who first becomes a nonemployee director thereafter. These options shall become exercisable in four equal installments on the first, second, third and fourth anniversaries of the grant. On the first day of each fiscal year, each nonemployee director who has served on the Company's Board of Directors for at least six months shall be granted an additional option to purchase 10,000 shares of common stock, which shall become exercisable in full on the fourth anniversary of the date of grant. The exercise price of all stock options granted under the Directors' Stock Option Plan shall be equal to the fair market value of a share of the Company's common stock on the date of grant of an option. In addition, non-employee directors were awarded ClickMiles on January 26, 2001 with the following fair market value: (i) Ms. Turezyn, $9,250; (ii) Mr. Solomon, $9,250; (iii) Dr. Byers, $9,250; (iv) Mr. Alsop, $9,250; and (v) Mr. Van Auken, $9,250. Also, non-employee directors were awarded ClickMiles to be granted on January 2, 2002 with the following fair market value: (i) Ms. Turezyn, $9,250; (ii) Mr. Solomon, $9,250; (iii) Dr. Byers, $9,250; (iv) Mr. Alsop, $9,250; and (v) Mr. Van Auken, $9,250.

Recommendation of the Board:

                        THE BOARD RECOMMENDS A VOTE "FOR"
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

        APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER OPTION PLAN

     We are asking the Company's stockholders to approve an amendment to the 1996 Stock Option Plan that will increase the aggregate number of shares of common stock authorized for issuance by 3,000,000 shares, to an aggregate of 15,171,400 shares.

     The amendment to the Option Plan that is the subject of this Proposal will be adopted by the Board on May 16, 2001, subject to stockholder approval at the Annual Meeting. The proposed share increase will assure that a sufficient reserve of common stock is available under the Option Plan to attract and retain the services of employees, which is essential to the Company's long-term growth and success.

     The following is a summary of the principal features of the Option Plan as amended. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Option Plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Francisco, California.

Summary of the Option Plan

     The Option Plan was originally adopted by the Board of Directors in November 1996 and approved by the Company's stockholders in August 1997. Unless terminated earlier by the Board of Directors, the Option Plan terminates in November 2006. Immediately prior to the increase of shares described herein, a total of 12,171,400 shares of common stock were reserved for issuance under the Option Plan. In addition, there will be an automatic annual increase on the first day of each of our fiscal years 2002, 2003 and 2004 equal to 1,250,000 shares or such lesser number of shares as the Board of Directors determines.

     The Option Plan is not a  tax-qualified  deferred  compensation  plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     During the year ended December 31, 2000, the Company's current executive officers received grants under the Option Plan of options or stock purchase rights to purchase1,180,000 shares of common stock of the Company (12 persons); 50,000 option or stock purchase right grants were made to the Company's current directors who are not executive officers (5 persons); and all other Company employees, including current officers who are not executive officers, received grants of options or stock purchase rights to purchase 2,830,256 shares of common stock .

     The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company, to promote the success of the Company's business, and to clearly align the interests of eligible employees directly with those of the stockholders.

     The Option Plan may be administered by the Board of Directors or a committee of the Board. The Option Plan is currently being administered by the Compensation Committee of the Board of Directors. The Compensation Committee has exclusive authority to grant stock options or purchase rights and otherwise administer the Option Plan with respect to the officers and directors.

     The Option Plan provides that either incentive stock options or nonstatutory stock options may be granted to employees (including officers and directors) of the Company or any of its subsidiaries. In addition, the Option Plan provides that nonstatutory stock options may be granted to consultants (including directors who are not employees of the Company or any of its subsidiaries). The Option Plan administrator selects the grant recipients and determines the terms of options or purchase rights granted under the Option Plan, including the number of shares subject to an option or award, the exercise or purchase price, and the term and vesting or exercisability of options. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the recipient of a grant, the value of the recipient's services to Netcentives, the recipient's present and potential contribution to the success of Netcentives, and other relevant factors. As of December 31, 2000, there were approximately 494 employees, officers, and directors eligible to receive grants under the Option Plan.

     The Option Plan provides that the maximum number of shares of common stock which may be granted under options and stock purchase rights to any one employee during any fiscal year is 2,000,000, subject to adjustment as provided in the Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may become exercisable by an optionee during any calendar year. Incentive stock options granted under the Option Plan must have an exercise price of at least 100% of the fair market value of the common stock on the date of grant and at least 110% of such fair market value in the case of an optionee who holds more than 10% of the total voting power of all classes of the Company's stock. The exercise or purchase price of nonstatutory stock options and stock purchase rights granted under the Option Plan shall be determined by the Option Plan administrator; provided however that the exercise price of any nonstatutory stock option granted to the Company's Chief Executive Officer or the Company's four other most highly compensated officers will generally equal at least 100% of the fair market value of the common stock on the date of grant. Payment of the option exercise or purchase price may be made in cash or other consideration, as determined by the Option Plan administrator.

     All options granted under the Option Plan expire after 10 years (or 5 years, in the case of an option granted to a holder of more than 10% of the total voting power of all classes of the Company's stock), or earlier if so determined by the Option Plan administrator at the time of grant, and such options also expire earlier in the event of termination of the optionee's service with Netcentives. No option may be transferred by the optionee other than by will or the laws of descent or distribution; provided that the Option Plan administrator may grant nonstatutory stock options with limited transferability rights in certain circumstances. Generally, each option may be exercised during the lifetime of the optionee only by the optionee.

     In the event of a sale of substantially all of the assets of Netcentives, or its merger or consolidation with or into another corporation, each option may be assumed or an equivalent option substituted by the successor corporation. However, if the successor corporation does not agree to such assumption or substitution of an option, the option will terminate. The Option Plan administrator has the authority to amend or terminate the Option Plan provided that no action that impairs the rights of any holder of an outstanding option may be taken without the holder's consent, and provided that stockholder approval for any amendments to the Option Plan shall be obtained to the extent required by applicable law.

Certain United States Federal Income Tax Consequences of Option Grants

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Stock Options. The recipient of an incentive stock option does not incur ordinary taxable income at the time of grant or exercise of the option. However, the optionee may incur alternative minimum tax upon exercise of the option. Netcentives is not entitled to a tax deduction at the time of exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than one year after exercise of the option by the optionee and more than two years after grant of the incentive stock option, any gain is treated as long-term capital gain. If both of these statutory holding period requirements are not satisfied, the optionee recognizes ordinary taxable income (and Netcentives is entitled to a corresponding deduction) equal to the difference between the exercise price, and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Any gain to the optionee in excess of the ordinary income from a disposition which does not meet the statutory holding period requirements is long-term capital gain if the sale occurs more than one year after exercise or short-term capital gain if the sale occurs earlier. The current federal tax rate on long-term capital gain is capped at 20%.



     Non-Statutory Options. An optionee does not recognize taxable income at the time of grant of a nonstatutory stock option. However, upon exercise, the optionee does recognize ordinary taxable income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. The income recognized by an optionee who is also an employee of Netcentives is subject to income tax withholding. Netcentives is entitled to a tax deduction for the amount of the ordianry income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis (exercise price plus the income recognized on exercise) is treated as capital gain or loss.

     Stock Purchase Rights and Option Shares Purchased Prior to Vesting. Stock purchase rights are generally taxed in the same manner as nonstatutory stock options. A purchaser will generally recognize ordinary taxable income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price, provided that if the shares are subject to vesting and repurchase by Netcentives in the event that the purchaser terminates services with Netcentives prior to vesting, the timing of the recognition of income is deferred until the date of vesting, unless the purchaser elects to accelerate the income recognition to the purchase date. The income recognized by a purchaser who is also an employee of Netcentives is subject to income tax withholding. Netcentives is entitled to a tax deduction for the amount of ordinary income recognized by the purchaser. Upon resale of such shares by the purchaser, any difference between the sale price and the purchaser's tax basis (purchase price plus the income recognized upon purchase or vesting, as applicable) is treated as capital gain or loss. Similarly, if the shares acquired upon exercise of an option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will recognize any ordinary or alternative minimum taxable income at the time of vesting, unless the optionee elects to accelerate the income recognition to the purchase date.

Deductibility of Executive Compensation

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of nonstatutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options is expected to remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

New Option Plan Benefits

     As of April 25, 2001, no option grants have been made under the Option Plan on the basis of the 3,000,000 share increase for which stockholder approval is sought as part of this Proposal.

Stockholder Approval

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Option Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased. The Option Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Option Plan prior to its amendment until the available reserve of common stock under such Option Plan is issued. The Board believes that it is in the best interests of the Company to implement a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

            THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
                 APPROVAL OF THE AMENDMENT TO THE OPTION PLAN.



                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Deloitte & Touche LLP has served as the Company's independent auditors since 1998 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.



Recommendation of the Board:

              THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
        APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's common stock as of the Record Date for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)         Number of Shares (2)        Percent Beneficially
                                                                                   Owned (2)
----------------------------------------------   ----------------------     ------------------------
Virginia M. Turezyn (3)                                  2,588,701                  6.0%
3000 Sand Hill Road, Building I
Suite 280
Menlo Park, CA 94025

Wendell G. Van Auken (4)                                 1,610,906                  3.73
2800 Sand Hill Road
Menlo Park, CA 94025

Stewart Alsop (5)                                          992,692                  2.30
2490 Sand Hill Road
Menlo Park, CA 94025

West Shell, III (6)(7)                                   1,818,292                  *

Murray Brozinsky (6)                                       307,446                  *

Timothy J.O. Catlin (6)                                    275,922                  *

John F. Longinotti (6)                                     237,309                  *

Edward Fong Soo Hoo (6)                                    157,484                  *

Tom Byers (6)                                              150,833                  *

Michael Solomon (6)                                        121,259                  *

Eric Larsen                                                 10,000                  *

Information Technology Ventures (8)                      2,588,701                  6.0
3000 Sand Hill Road, Building I
Suite 2800
Menlo Park, CA 94025

All directors and officers as a group                    8,462,936                 19.11
(18 persons) (3)(4)(5)(6)(7)

--------------------

*        Less than 1%.

---------------------
(1) Except as otherwise noted, the address of each person listed in the table is c/o Netcentives Inc., 475 Brannan Street, San Francisco, California 94107, and the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Applicable percentage of beneficial ownership is based on 43,185,999 shares of common stock outstanding as of April 18, 2001, together with applicable options exercisable within 60 days of the Record Date and warrants for such stockholder. Shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

                                    Page 10

(3) Ms. Turezyn is a general partner of Information Technology Ventures, L.P. which holds 2,521,988 shares and ITV Affiliates Fund, L.P. which holds 66,713 shares, based on review of records from our transfer agent. Ms. Turezyn disclaims beneficial ownership of the shares held by these entities except to the extent of her pecuniary interests in such entities. See Note 8.

(4) Includes 59,807 shares held by Mr. Van Auken and 82,790 shares held by the Wendell G. Van Auken & Ethel S. Van Auken Trust. Additionally, Mr. Van Auken is a general partner of Mayfield VIII Management, which is the General Partner of Mayfield VIII which holds 1,394,471 shares and Mayfield Associates Fund III which holds 73,838 shares, based on review of records from the Company's transfer agent.. Mr. Van Auken disclaims beneficial ownership of the shares held by Mayfield VIII and Mayfield Associates Fund III except to the extent of his pecuniary interest in such entities.

(5) Mr. Alsop is a limited partner of New Enterprise Associates VII, L.P. which holds 992,692 shares, based on review of records from the Company's transfer agent. Mr. Alsop disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interests in such entities. Shares attributable to Mr. Alsop do not include any shares owned by NEA President's Fund or NEA Ventures 1997.

(6) Includes the following shares issuable upon exercise of outstanding options exercisable within 60 days of April 18, 2001: Mr. Shell, 129,692; Mr. Brozinsky, 305,250; Dr. Byers, 20,833; Mr. Catlin, 135,417; Mr. Longinotti, 187,081; Mr.
Soo Hoo, 163,521; Mr. Solomon, 10,000; and others, 192,096.

(7) Includes 677,512 shares held by Shell Associates, L.P. a family limited partnership of which Mr. Shell is a general partner.

(8) Includes 2,521,988 shares held by Information Technology Ventures, L.P. and 66,713 shares held by ITV Affiliates Fund, L.P.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2000; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2000; and (c) the compensation received by each such individual for the Company's three preceding fiscal years. Summary Compensation Table

                                                                                                  Long-Term
                                         Annual Compensation                                  Compensation Awards
                                     ----------------------------                            ----------------------
                                                                           Other                  Securities
                                                                          Annual                  Underlying
                           Fiscal      Salary         Bonus(1)         Compensation                 Options
Name & Principal Position   Year         ($)            ($)                 ($)                       (#)
-------------------------  -------   ------------   -------------     ----------------       ----------------------

West Shell, III.......      2000      325,000          77,922            7,344.20(3)                125,000
  Chairman and Chief        1999      250,000         131,848            7,712(3)                   201,400
  Executive Officer (2)     1998      200,000          66,936            7,836(3)                        --

John F. Longinotti....      2000      237,500          60,000                                       180,000
  Executive Vice            1999      185,417          32,540               --                      115,000
  President, COO and CFO    1998      137,427          32,163               --                       50,000

Murray Brozinsky......      2000      216,250          60,000                                       350,000
  President, Loyalty and    1999      158,334          22,271               --                      225,000
  Email Solutions           1998           --              --               --                      150,000

Timothy J.O. Catlin...      2000      216,250          47,500              600(4)                   175,000
  Chief Technical Officer   1999      160,417          37,372              600(4)                    75,000
                            1998      130,000          44,667               --                       50,000

Edward Fong Soo Hoo(5)      2000      178,750          45,000                                        30,000
  Senior Vice President,    1999      145,417          55,211               --                       38,000
  Global Development        1998      106,329          56,163               --                      182,000

----------------------

(1) Includes the fair market value of ClickMiles awarded in fiscal year 1998.

(2) Mr. Eric Larsen assumed the role of Chief Executive Officer as of March 30, 2001.

(3) Represents term life insurance payments.

(4) Represents commuter expense reimbursement.

(5) Mr. Soo Hoo's employment relationship with the Company ceased effective as of April 17, 2001.

Employment Agreements

     In June 1997, the Company entered into an Employment Agreement with West Shell, III, the Company's Chairman and former Chief Executive Officer (Mr. Shell served as the Company's Chief Executive Officer from June 1997 until March 30,
2001) in which the Company agreed to pay Mr. Shell an annualized salary of $200,000. In the event of Mr. Shell's involuntary termination, the Company agreed to pay Mr. Shell his regular salary for a period of six months; agreed to provide medical, dental and other like benefits for a period of six months; agreed to release the Company's repurchase option as to 1/4th of the common stock then held by him that is then subject to repurchase; and agreed to preserve Mr. Shell's eligibility to receive a discretionary bonus on the involuntary termination date.

     In October 1998, the Company entered into an amendment to Mr. Shell's Employment Agreement. In this amendment, the Company agreed to extend the term of the Employment Agreement until October 29, 2000; agreed to increase Mr. Shell's annualized salary to $250,000; and agreed to loan Mr. Shell $100,000 upon his request. The Company subsequently loaned him $100,000 in January 1999, with interest accruing at the rate of 4.47% per annum, compounded semianually. The loan was repaid in full in January 2000.

     In January 1998, the Company entered into a Change of Control Agreement with John F. Longinotti, the Company's Executive Vice President, Chief Operating Officer and Chief Financial Officer in which the Company agreed that, subject to certain limitations, if Mr. Longinotti's employment relationship is involuntarily terminated within twelve months following a change of control transaction, all of Mr. Longinotti's stock options shall immediately vest.

     Pursuant to a letter agreement with Murray Brozinsky, the Company's President, Loyalty and Email Solutions, effective as of July 2000, Mr. Brozinsky's salary was increased from $230,000 to $275,000. In addition, Mr. Brozinsky's prospective annual salary was increased to $300,000, effective
January 1, 2001. Also, Mr. Brozinsky was granted an additional option to purchase 300,000 shares of the Company's common stock, subject to limitations, vesting as follows: (i) 75,000 shares vested immediately; (ii) 75,000 shares to vest on June 30, 2001 and (iii) the balance to vest on December 31, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                             Price Appreciation
                                          Individual Grants (1)                              For Option Term (3)
                     --------------------------------------------------------------  -----------------------------------
                                            Percent
                         Number of     of Total Options
                         Securities         Granted        Exercise
                         Underlying      to Employees       or Base
                          Options          in Fiscal         Price       Expiration
        Name            Granted (#)       Year (%)(2)       ($/sh)          Date       0% ($)(4)    5% ($)    10% ($)
------------------------------------------------------------------------------------------------------------------------

West Shell, III          125,000             3.12%           $3.25        12/01/10         --     $255,488   $647,457

John F. Longinotti       100,000             2.49             3.25        12/01/10         --      204,390    517,966
                          80,000             2.00            10.25        04/26/10         --      515,693  1,306,868

Murray Brozinsky         300,000             7.48             3.25        12/01/10         --      613,172  1,553,898
                          50,000             1.25            10.25        04/26/10         --      322,308    816,793

Timothy J.O. Catlin      125,000             3.12             3.25        12/01/10         --      255,488    647,457
                          50,000             1.25                         04/26/10         --      322,308    816,793

Edward F. Soo Hoo         30,000             0.75            10.25        04/46/10         --      193,385    490,075
-------------------




                                    Page 13

(1) These stock options, which were granted under the 1996 Stock Option Plan, become exercisableas long as the optionee remains an employee of, consultant to, or director of the Company as follows: (1) Mr. Shell, at the rate of 1/3 of the total number of shares of common stock subject to the option on the one year anniversary of the date of grant, and 1/36 of the total number of shares monthly thereafter; (2) Mr. Longinotti, at the rate of 1/3 of the total number of shares of common stock subject to the option on the one year anniversary of the date of grant, and 1/36 of the total number of shares monthly thereafter with respect to the grant at $3.25 and at a rate of 1/8th of the total number of shares of common stock subject to the option on the six month anniversary of the date of grant, and 1/48th of the total number of shares monthly thereafter with respect to the grant at $10.25; (3) Mr. Catlin, at the rate of 1/3 of the total number of shares of common stock subject to the option on the one year anniversary of the date of grant, and 1/36 of the total number of shares monthly thereafter with respect to the grant at $3.25 and at a rate of 1/8th of the total number of shares of common stock subject to the option on the six month anniversary of the date of grant, and 1/48th of the total number of shares monthly thereafter with respect to the grant at $10.25; (4) Mr. Brozinsky, at the rate of 1/4 of the total number of shares of common stock subject to the option immediately, 1/4 of the total number of shares of common stock subject to the option on June 30, 2001, and 1/2 of the total number of shares of common stock subject to the option on December 31, 2001; and (5) Mr. Soo Hoo, at a rate of 1/8th of the total number of shares of common stock subject to the option on the six month anniversary of the date of grant, and 1/48th of the total number of shares monthly thereafter.

(2) Based on an aggregate of 4,010,256 options to purchase common stock of the Company granted by the Company under the 1996 Stock Option Plan in fiscal year 2000.

(3) Potential realizable values are net of exercise price, but before taxes associated with exercise. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4) The 0% assumed annual rate of stock price appreciation is indicative of the difference between the exercise price per share and the fair market value of the Company's common stock on the date of grant.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2000.


                                                                        Number of                  Value of
                                                                       Unexercised               Unexercised
                                                                    Options at Fiscal            In-the-Money
                                  Shares                               Year End (#)               Options at
                                Acquired on           Value            Exercisable/          Fiscal Year End ($)
           Name                Exercise (#)        Realized ($)     Unexercisable (1)     Exercisable/Unexercisable
                                                                                                     (2)
--------------------------- -------------------- ----------------- --------------------- -----------------------------

West Shell, III                      --                 --          104,517/271,833             185,050/70,375
John F. Longinotti                 1,480            42,874.12       141,040/301,771             302,664/255,488
Murray Brozinsky                     --                 --          289,584/435,416             369,727/313,622
Timothy J.O. Catlin                  --                 --          104,167/266,667             236,964/231,025
Edward F. Soo Hoo                    --                 --          139,959/110,014             427,640/214,725
-------------------

(1) No stock appreciation rights (SARs) were outstanding during fiscal 2000.

(2) Based on the $3.813 per share closing price of the Company's common stock on The Nasdaq Stock Market on December 29, 2000, less the exercise price of the options.

(3) Value realized is calculated based on the closing price of the Company's common stock as reported on the Nasdaq Stock Market on the date of exercise ($3.813 on December 29, 2000) minus the exercise price of the option and does not necessarily indicate that the optionee sold such stock.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2000.

     The fundamental objective of the Committee is to assist the Board of Directors in establishing the general compensation policies, compensation plans and specific compensation levels for executive officers. Executive compensation plans are set up in accordance with the contributions of the executive to the development and financial success of the Company and also consider individual performance. The Committee also makes recommendations to the Board of Directors concerning the granting of options under the Company's stock option plans.

General Compensation Policy

     Under the supervision of the Board of Directors, the Company's compensation policy is intended to achieve the following objectives:

          o Provide competitive compensation to attract top talent and retain key executives;

          o Motivate executives to generate revenue and profit growth and reinforce a sense of ownership;

          o Create a meaningful link between both business and team success as well as individual performance and rewards; and

          o Encourage leadership behavior critical to the Company's success and culture.

     Accordingly, each executive officer's compensation package is comprised of three components: (1) base salary, (2) variable cash bonus awards which are paid on an annual basis and (3) stock option awards, which are designed to strengthen the common interests between the executive officers and the Company's stockholders.

     The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

 Base Salary

     The Committee assists in establishing the amount of base salary on the basis of the individual's qualifications and relevant experience, the compensation levels at companies which compete with the Company for business and executive talent, the amount of incentive-based compensation available to each individual and the Company's financial position. Because the Company operates in a highly competitive environment, it aims to pay base salaries that are market competitive in its industry. Base salary is adjusted each year to take into account the individual's performance and relative level of contribution, and to maintain a competitive salary structure.

Cash Bonuses

     The Committee recommends cash bonuses to be awarded annually on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and the Company's success in achieving specific company-wide goals, such as customer satisfaction and revenue growth. The Company aims to pay cash bonuses at levels that are average in its industry.

Stock Options

     The Company uses its stock option and stock purchase plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under these plans take the form of stock options or purchase rights designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and level of responsibilities, and internal comparability considerations. The Board of Directors does not adhere to any specific guidelines as to the relative option holdings of the Company officers but does consider internal comparability. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

     The Committee consulted with the Company's internal human resources specialist as well as a compensation consulting firm in developing a stock option grant strategy, reviewing the stock option practices of competitors of the Company and comparing the Company's projected stock option usage to industry standards.

     Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share equal to the fair market value on the date of grant. The options vest in periodic installments over periods ranging from one year to four years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the common stock appreciates over the option term.

Compensation of the Chief Executive Officer

     West Shell, III served as the Company's Chief Executive Officer from June 1997 until March 30, 2001. His base salary for fiscal 2000 was $325,000. Mr. Shell also received a bonus of $77,922 and options to purchase 125,000 shares of common stock.

     Significant factors in establishing Mr. Shell's compensation were his success in achieving specific objectives with regard to financial and business endeavors of the Company. The factors discussed above in "Base Salary," "Cash Bonuses" and "Stock Options" were also applied in establishing the amount of Mr. Shell's compensation.

     The Committee consulted with a compensation consulting firm in developing the compensation plan for the Chief Executive Officer to align the Company's standards with the compensation practices of its competitors and industry comparables in the areas of (1) base salary, (2) cash-based incentive bonus and
(3) stock option awards.

Deductibility of Executive Compensation

     The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation  meets the  requirements for the  "performance-based"  exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1996 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                           Compensation Committee:

                           Tom Byers, Chairman
                           Stewart Alsop
                           Virginia Turezyn


                             AUDIT COMMITTEE REPORT

Report

     In the section below, we describe our financial and accounting management policies and practices.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A. The members of the Audit Committee are Ms. Turezyn, and Messrs. Van Auken and Solomon.

     Responsibilities. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

     Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Netcentives' consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the Company's independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and (iii) has received the written disclosure and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the Company's independent auditors its independence.

     Summary. Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Netcentives' Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission.


                           Audit Committee:

                           Virginia Turezyn
                           Wendell Van Auken
                           Michael Solomon


Audit Fees

     During the year ended December 31, 2000, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements was $325,902.

Financial Information Systems Design and Implementation Fees

     During the year ended December 31, 2000, no fees for professional services were rendered for financial information systems design and implementation were paid to Deloitte & Touche LLP.

All Other Fees and Audit Committee

     During the year ended December 31, 2000, the aggregate fees billed for services rendered by Deloitte & Touche LLP, other than the fees set forth in Audit Fees above, was $622,898. The Audit Committee has considered whether the services rendered by Deloitte & Touche LLP, other than its audit function, is compatible with maintaining its independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Chairman of the Board

     The Company loaned West Shell, III, the Company's Chairman, funds according to the terms set forth in the table below. Each loan was secured by the common stock of Netcentives owned by Mr. Shell and partnerships affiliated with Mr. Shell.


Issue Date                                 Due Date                  Note Amount          Interest Rate
----------                                 --------                  -----------          -------------

August 1997.............................   August 2001              $  60,000                  6.29%

November 1997...........................   November 2001              157,290                  6.01

December 1998...........................   December 2002              130,000                  4.47

January 1999............................   January 2003               100,000                  4.47

Mr. Shell remitted payment in full for all of the foregoing obligations in January 2000.

Indemnification Agreements

     The Company has entered into indemnification agreements with its officers and directors containing provisions which may require us to, among other things, indemnify the Company's officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Other Related Party Transactions

     Michael Solomon, a Class I director, was a director and shareholder of Post Communications, Inc. ("Post") prior to its acquisition by Netcentives in April 2000. Mr. Solomon personally held 310,583 shares of common stock of Post, which were converted into 111,259 shares of Netcentives common stock upon the acquisition of Post by Netcentives. Mr. Solomon is also a partner of Mohr Davidow Ventures ("MDV") which, through affiliated limited partnerships, held 6,137,542 shares of common stock of Post prior to its acquisition by Netcentives. These shares were converted into 2,196,736 shares of common stock of Netcentives in connection with such acquisition. Mr. Solomon disclaims beneficial ownership of the shares held by MDV, except to the extent of his pecuniary interest therein.


     Sergio Zyman, who resigned as a director effective December 31, 2000, was a member of both the Compensation and Audit Committees until his resignation. Mr. Zyman is the owner of the Zyman Group, which performed certain consulting work for the Company during fiscal 2000, totaling $87,500, which is in excess of the $60,000 threshold set by Nasdaq regarding independence.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return data for the Company's stock since October 13, 1999 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq Stock Market - U.S. Index and (ii) the JPMorgan H&Q Internet Index. The graph assumes that $100 was invested on October 13, 1999, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $12.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                   COMPARISON OF YEAR CUMULATIVE TOTAL RETURN
            AMONG NETCENTIVES INC., NASDAQ STOCK MARKET (U.S.) INDEX
                         AND JPMorgan H&Q INTERNET INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

    DATES         Netcentives Inc.      JPMorgan H&Q Internet      Nasdaq Stock Market - U.S.
     -----        -----------------     ---------------------      --------------------------
   10/13/99            100.00                  100.00                      100.00
    Oct-99             112.50                  108.19                      106.07
    Nov-99             141.15                  136.35                      118.98
    Dec-99             221.88                  189.41                      145.14
    Jan-00             546.35                  177.59                      139.75
    Feb-00             577.08                  225.78                      166.31
    Mar-00             379.17                  197.84                      162.89
    Apr-00             250.00                  149.10                      137.01
    May-00              84.90                  125.44                      120.48
    Jun-00              91.15                  146.77                      141.62
    Jul-00             156.77                  137.61                      133.95
    Aug-00             104.69                  159.65                      149.77
    Sep-00              80.73                  141.19                      130.31
    Oct-00              65.63                  119.62                      119.56
    Nov-00              58.33                   79.77                       92.18
    Dec-00              32.81                   72.88                       87.33


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Proposals of stockholders intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Stockholders must be received by John
F. Longinotti, Netcentives Inc., 475 Brannan Street, San Francisco, California 94107 no later than December 26, 2001. If the Company is not notified of a stockholder proposal by March 18, 2002, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements, except that: (a) each of the following individuals filed late: Sergio Zyman (Form 4, two purchases); Judith Player (Form 3, new hire grant); Cheryl Vedoe (Form 4, four sales); and John F. Longinotti (Form 5, one purchase and Form 4, one gift).

                          AVAILABILITY OF ANNUAL REPORT

         The Company will furnish its Annual Report for the year ended December 31, 2000, without charge, to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, directed to John F. Longinotti, Netcentives Inc., 475 Brannan Street, San Francisco, California 94107, telephone number (415) 538-1888. In addition, the Annual Report is available in a printable format at the Company's website located at www.netcentives.com.

                     NOTE TO STOCKHOLDERS SHARING AN ADDRESS

     The Company is delivering one Proxy Statement to stockholders who have the same address, unless a particular stockholder has instructed the Company to the contrary. Any stockholder who has the same address as another stockholder and would like a separate Proxy Statement will receive it upon oral or written request, without charge, directed to John F. Longinotti, Netcentives Inc., 475 Brannan Street, San Francisco, California 94107, telephone number (415) 538-1888.

                           INCORPORATION BY REFERENCE

     The Company hereby incorporates by this reference its annual report on Form 10-K for the year ended December 31, 2000, and any associated amendments.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                           By Order of the Board of Directors,


                                           John F. Longinotti
                                           Executive Vice President, COO and CFO


May 2, 2001
San Francisco, California

                                   Appendix A

                                NETCENTIVES INC.

                         CHARTER FOR THE AUDIT COMMITTEE


                            OF THE BOARD OF DIRECTORS




Purpose:


The Audit Committee will perform such tasks as are necessary to monitor the corporate financial reporting and the external audits of Netcentives Inc. (including any subsidiaries), to provide to the Board of Directors the results of its tasks and related recommendations, to outline to the Board improvements made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time determines.

Membership:

The Audit Committee will consist of at least three (3) or more members of the Board, all of whom shall be independent directors. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

Responsibilities:

The responsibilities of the Audit Committee shall include:

1.   To oversee the accounting and financial reporting policies and practices of
     Netcentives  Inc.  and  their  internal   controls.   2.  Recommending  the
     appointment of independent auditors to the Board of Directors.

3. Reviewing the independent auditors' proposed audit scope and approach, and reviewing their fee arrangement and independence representation.

4. Reviewing new and proposed accounting and reporting requirements, existing rules which are applicable to the Company for the first time, and changes to existing practices made by the Company.

5. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors. Reviewing Netcentives Inc. annual financial statements, prior to any public announcement. Recommending to the Board of Directors that the Company's audited financial statements be included in the 10k filing with the Securities and Exchange Commission.


6.   Reviewing the performance of the independent auditors.

7. Reviewing, in conjunction with counsel, any legal matters raised by management and/or independent auditors, or that otherwise come to the Committee's attention that could have a significant impact on Netcentives Inc.'s financial statements and, if appropriate, hiring special counsel or experts to assist.

8. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

Meetings:


The Audit Committee will meet at least once each year and more often as it deems appropriate. The Audit Committee may establish its own schedule.

The Audit Committee will meet with management the independent auditors of Netcentives Inc., at such times as it deems appropriate, to review the independent auditor's examination and management report.


Reports:

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.


Minutes:

The Audit Committee will maintain written minutes of its meetings, which minutes, as well as any actions by unanimous written consent, will be filed with the minutes of the meetings of the Board of Directors.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF NETCENTIVES INC. FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2001


     The undersigned stockholder of Netcentives Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 2001, and hereby appoints Eric Larsen and John F. Longinotti or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Netcentives Inc. to be held on Wednesday, June 6, 2001 at 10 a.m., local time, at 475 Brannan Street, San Francisco, California and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   ELECTION OF DIRECTORS:

___  FOR all nominees listed below (except as indicated).

___  WITHHOLD authority to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Eric Larsen              West Shell, III                    Wendell G. Van Auken

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 3,000,000 SHARES, TO AN AGGREGATE OF 15,171,400 SHARES.

     ____FOR          ____AGAINST                ____ABSTAIN


3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

     ____FOR          ____AGAINST                ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.


               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S 1996 STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 3,000,000 SHARES, TO AN AGGREGATE OF 15,171,400 SHARES; (3) FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.




_______________________________________          Date:__________________________
Signature


_______________________________________          Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)